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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): MARCH 7, 2000
                              (FEBRUARY 29, 2000)
                               press release date

                           ART TECHNOLOGY GROUP, INC.
             (Exact name of registrant as specified in its charter)

    Delaware                       000-26679                      04-3141918
(State or other             (Commission File Number)            (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)

                      25 First Street, Cambridge, MA 02141
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (617) 386-1000

                                 Not Applicable
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

         1. On February 29, 2000, the Company issued a press release, which is attached herewith as EXHIBIT 99.1, announcing a two-for-one stock split of its outstanding shares of Common Stock to be effected in the form of a 100% stock dividend (the "Split"). The dividend will be distributed on or about March 24, 2000 (the "Dividend Distribution Date") to the Company's stockholders of record as of the close of business on March 10, 2000.

         On July 20, 1999, the Company filed three Registration Statements on Form S-8 to register under the Securities Act of 1933, as amended (the "Securities Act"),

     - an aggregate of 6,300,000 shares of Common Stock issuable pursuant to its 1996 Stock Option Plan (File No. 333-78333);

     - 500,000 shares of Common Stock issuable pursuant to its 1999 Employee Stock Purchase Plan (File No. 333-78333); and

     - 150,000 shares of Common Stock issuable pursuant to its 1999 Outside Director Stock Option Plan (File No. 333-78333).

         Each of the Form S-8 Registration Statements incorporates by reference this Current Report on Form 8-K and, as a result of the Split, and in accordance with Rule 416 of the Securities Act, as of the Dividend Distribution Date:

     - the Form S-8 Registration Statement for the 1996 Stock Option Plan (File No. 333-78333) shall be deemed to register 12,600,000 shares of Common Stock;

     - the S-8 Registration Statement for the 1999 Employee Stock Purchase Plan (File No. 333-78333) shall be deemed to register 1,000,000 shares of Common Stock; and

     - the S-8 Registration Statement for the 1999 Outside Director Stock Option Plan (File No. 333-78333) shall be deemed to register 300,000 shares of Common Stock.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 29, 2000                    ART TECHNOLOGY GROUP, INC.


                                            By: /S/ ANN C. BRADY
                                               -----------------------------
                                               Ann C. Brady
                                               Vice President, Finance and
                                               Chief Financial Officer


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                                  EXHIBIT INDEX

99.1 Company Press Release, dated February 29, 2000, regarding the announcement of the two-for-one common stock split.